Exhibit 4.2

FOURTH SUPPLEMENTAL INDENTURE

Supplementing the Indenture Dated as of May 17, 2011

EARTHLINK, LLC (as successor to EarthLink, Inc.),

EARTHLINK HOLDINGS CORP.,

as Company,

and the Subsidiary Guarantors party hereto

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

8-7/8% Senior Notes due 2019

Dated as of December 31, 2013

FOURTH SUPPLEMENTAL INDENTURE, dated as of December 31, 2013 by and among EarthLink Holdings Corp. (“Holdings”), a Delaware corporation, EarthLink, LLC (“New EarthLink”), a Delaware limited liability company (as successor to EarthLink, Inc. (“EarthLink”), a Delaware corporation), the Subsidiaries of Holdings parties hereto (the “Subsidiary Guarantors”), and Deutsche Bank Trust Company Americas (the “Trustee”), as Trustee under the Indenture, dated as of May 17, 2011, as amended by that First Supplemental Indenture, dated as of June 7, 2011, that Second Supplemental Indenture, dated as of September 27, 2011 and that Third Supplemental Indenture, dated as of May 29, 2013 (as amended, “Base Indenture”);

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Base Indenture;

RECITALS

WHEREAS, the Base Indenture originally provided for the issuance by EarthLink of $300,000,000 aggregate principal amount of its 8-7/8% Senior Notes due 2019 (the “Notes”);

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of December 30, 2013 (the “Merger Agreement”), by and among Holdings, EarthLink and New EarthLink, as of the date hereof EarthLink has merged with and into New EarthLink with New EarthLink as the surviving entity in the merger as a wholly owned subsidiary of Holdings (the “Reorganization”);

WHEREAS, as a result of the Reorganization, New EarthLink has become a “successor Person” of EarthLink under the terms of Section 5.02 of the Indenture;

WHEREAS, New EarthLink and Holdings desire to amend the Base Indenture pursuant to Section 9.01(10) to provide that Holdings will be substituted for New EarthLink as the “Company” for all purposes under the Base Indenture and New EarthLink shall be released from its obligations as the Company under the Base Indenture;

WHEREAS, Holdings is executing and delivering this supplemental indenture pursuant to which Holdings will be substituted for New EarthLink as the “Company” for all purposes under the Base Indenture;

WHEREAS, as a wholly-owned subsidiary of Holdings, New EarthLink will be a Subsidiary Guarantor under the definition of “Subsidiary Guarantor” in the Base Indenture;

WHEREAS, pursuant to Sections 4.19 and 10.03 of the Base Indenture, New EarthLink desires to become a Subsidiary Guarantor under the Base Indenture;

WHEREAS, Sections 4.19 and 10.03 provide that Holdings shall cause New EarthLink to execute and deliver a supplemental indenture pursuant to which New EarthLink will guarantee the payment and performance of the Notes, and upon such execution and delivery of a supplemental indenture, New EarthLink will be deemed to be a Subsidiary Guarantor for all purposes under the Base Indenture, including, without limitation, Article 10 of the Base Indenture;

WHEREAS, the boards of directors and members of EarthLink and New EarthLink have previously determined that the substitution for Holdings as the Company for all purposes under the Base Indenture and the release of New EarthLink from its obligations as the Company under the Base Indenture, together with the addition of New EarthLink as a Subsidiary Guarantor, will not materially and adversely affect the rights of any holder of the Notes;

WHEREAS, pursuant to Section 11.03 of the Base Indenture, there have been delivered to the Trustee on the date hereof an Officers’ Certificate and Opinion of Counsel certifying, among other things, that the covenants and conditions under the Base Indenture relating to execution and delivery of the Fourth Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid supplement to the Base Indenture according to its terms and the terms of the Base Indenture have been done.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises and covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.                          References.  Each reference to a particular section set forth in this Fourth Supplemental Indenture shall, unless the context otherwise requires, refer to this Fourth Supplemental Indenture.

ARTICLE TWO

COMPANY SUBSTITUTED

Section 2.01.                          Company Substituted.  Holdings hereby expressly assumes the Company’s covenants and obligations on all of the Notes and under the Base Indenture, including with respect to the payment of the principal of, premium, if any, or interest on the Notes, and shall be substituted for the “Company” for all purposes under the Base Indenture and may exercise every right and power of the Company under the Base Indenture with the same effect as if Holdings had been named as the Company thereunder.  For purposes of clarity and without limiting the foregoing, for purposes of calculating Adjusted Consolidated Net Income and the Consolidated Leverage Ratio, such substitution will be given pro forma effect as if it had occurred on the first date of the Reference Period.

Section 2.02.                          New EarthLink Release.  Other than as provided in Section 3.01 below, New EarthLink is hereby released from its obligations and covenants as the Company under the Base Indenture, including with respect to the payment of the principal of, premium, if any, or interest on the Notes.

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ARTICLE THREE

AGREEMENT TO GUARANTEE

Section 3.01.                          Additional Subsidiary Guarantor.  New EarthLink, by its signature below, agrees to become a Subsidiary Guarantor under the Base Indenture with respect to the Notes and agrees to be subject to all of the terms, conditions, waivers and covenants applicable to a Subsidiary Guarantor under the Base Indenture. Upon its execution hereof, New EarthLink acknowledges that it shall be a Subsidiary Guarantor for all purposes set forth in the Indenture, effective as of the date hereof.

ARTICLE FOUR

MISCELLANEOUS PROVISIONS

Section 4.01.                          Confirmation of Base Indenture. The Base Indenture, as heretofore supplemented and amended by this Fourth Supplemental Indenture is in all respects ratified and confirmed and the Base Indenture, this Fourth Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 4.02.                          Governing Law.  THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  THE TRUSTEE, THE COMPANY, THE ADDITIONAL SUBSIDIARY GUARANTORS, THE SUBSIDIARY GUARANTORS AND THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FOURTH SUPPLEMENTAL INDENTURE.

Section 4.03.                          Separability.  In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.04.                          Counterparts.  This Fourth Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same document.

Section 4.05.                          Effect of Headings.  The Section headings herein are for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 4.06.                          Trustee Makes No Representations.  The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.  The recitals of fact contained herein shall be taken as statements solely of Holdings and New EarthLink and the Trustee assumes no responsibility for the correctness thereof.

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Section 4.07.                          Successors and Assigns.  All agreements of Holdings, New EarthLink and the Subsidiary Guarantors in this Fourth Supplemental Indenture shall bind their respective successors.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

EARTHLINK HOLDINGS CORP.,
a Delaware corporation

By:	/s/ Bradley A. Ferguson
Name: Bradley A. Ferguson
Title: Executive Vice President, Chief Financial Officer

EARTHLINK, LLC,
a Delaware limited liability company

By:	/s/ Bradley A. Ferguson
Name: Bradley A. Ferguson
Title: Executive Vice President, Chief Financial Officer

Signature Page to Fourth Supplemental Indenture

SUBSIDIARY GUARANTORS:

BUSINESS TELECOM OF VIRGINIA, INC.,
a Virginia corporation

BUSINESS TELECOM, LLC,
a North Carolina limited liability company

CHOICE ONE COMMUNICATIONS OF CONNECTICUT INC.,
a Delaware corporation

CHOICE ONE COMMUNICATIONS OF MAINE INC.,
a Delaware corporation

CHOICE ONE COMMUNICATIONS OF MASSACHUSETTS INC.,
a Delaware corporation

CHOICE ONE COMMUNICATIONS OF NEW YORK INC.,
a Delaware corporation

CHOICE ONE COMMUNICATIONS OF OHIO INC.,
a Delaware corporation

CHOICE ONE COMMUNICATIONS OF PENNSYLVANIA INC.,
a Delaware corporation

CHOICE ONE COMMUNICATIONS OF RHODE ISLAND INC.,
a Delaware corporation

CHOICE ONE COMMUNICATIONS OF VERMONT INC.,
a Delaware corporation

CHOICE ONE COMMUNICATIONS RESALE L.L.C.,
a Delaware corporation

CHOICE ONE OF NEW HAMPSHIRE INC.,
a Delaware corporation

Signature Page to Fourth Supplemental Indenture

CONNECTICUT BROADBAND, LLC,
a Connecticut limited liability company

CONNECTICUT TELEPHONE & COMMUNICATION SYSTEMS, INC.,
a Connecticut corporation

CONVERSENT COMMUNICATIONS LONG DISTANCE, LLC,
a New Hampshire limited liability company

CONVERSENT COMMUNICATIONS OF CONNECTICUT, LLC,
a Connecticut limited liability company

CONVERSENT COMMUNICATIONS OF MAINE, LLC,
a Maine limited liability company

CONVERSENT COMMUNICATIONS OF MASSACHUSETTS, INC.,
a Massachusetts corporation

CONVERSENT COMMUNICATIONS OF NEW HAMPSHIRE, LLC,
a New Hampshire limited liability company

CONVERSENT COMMUNICATIONS OF NEW JERSEY, LLC,
a New Jersey limited liability company

CONVERSENT COMMUNICATIONS OF NEW YORK, LLC,
a New York limited liability company

CONVERSENT COMMUNICATIONS OF PENNSYLVANIA, LLC,
a Pennsylvania limited liability company

CONVERSENT COMMUNICATIONS OF RHODE ISLAND, LLC,
a Rhode Island limited liability company

CONVERSENT COMMUNICATIONS OF VERMONT, LLC,

Signature Page to Fourth Supplemental Indenture

a Vermont limited liability company

CONVERSENT COMMUNICATIONS RESALE L.L.C.,
a Delaware limited liability company

CTC COMMUNICATIONS CORP.,
a Massachusetts corporation

CTC COMMUNICATIONS OF VIRGINIA, INC.,
a Virginia corporation

DELTACOM, LLC,
an Alabama limited liability company

EARTHLINK BUSINESS HOLDINGS, LLC,
a Delaware limited liability company

EARTHLINK BUSINESS, LLC,
a Delaware limited liability company

EARTHLINK CARRIER, LLC,
a Delaware limited liability company

EARTHLINK MANAGED SERVICES, LLC,
a South Carolina limited liability company

EARTHLINK SHARED SERVICES, LLC,
a Delaware limited liability company

LIGHTSHIP TELECOM, LLC,
a Delaware limited liability company

US XCHANGE INC.,
a Delaware corporation

US XCHANGE OF ILLINOIS, L.L.C.,
a Delaware limited liability company

US XCHANGE OF INDIANA, L.L.C.,
a Delaware limited liability company

US XCHANGE OF MICHIGAN, L.L.C.,
a Delaware limited liability company

Signature Page to Fourth Supplemental Indenture

US XCHANGE OF WISCONSIN, L.L.C.,
a Delaware limited liability company

On behalf of each Subsidiary Guarantor listed above:

By:	/s/ Bradley A. Ferguson
Name: Bradley A. Ferguson
Title: Executive Vice President, Chief Financial Officer

Signature Page to Fourth Supplemental Indenture

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	Deutsche Bank National Trust Company

	By:	/s/ Jeffrey Schoenfeld
Name: Jeffrey Schoenfeld
Title: Assistant Vice President

	By:	/s/ Kelvin Vargas
		Name:	Kelvin Vargas
		Title:	Associate

Signature Page to Fourth Supplemental Indenture